                                                                  EXHIBIT 10.28

                         TRADEMARK LICENSE AGREEMENT


     THIS TRADEMARK LICENSE AGREEMENT ("Agreement") is made and effective as of March 9, 1999 the "Effective Date"), by and between Callaway Golf Company, a California corporation ("Callaway Golf"), and Callaway Golf Media Ventures, LLC, a California limited liability company which concurrently herewith is changing its name to Callaway Editions Media Ventures, LLC ("CEMV"). Capitalized terms used herein and not otherwise defined herein have the meaning given to such terms in Section 1 below.

                                   RECITALS

     A. Callaway Golf is the owner of all right, title, and interest in and to the Licensed Mark and any and all trade dress, labels, and designs associated therewith, together with the goodwill of the business symbolized thereby;

     B. Callaway Golf and Callaway Editions, Inc., a Delaware corporation ("Editions"), previously formed CEMV for the purpose of publishing a multi-volume series of illustrated, high-quality, golf-related books;

     C. Callaway Golf and Editions are concurrently entering into a Membership Interest Purchase Agreement (the "Purchase Agreement") whereby Editions is purchasing Callaway Golf's membership interest in CEMV;

     D. The Purchase Agreement contemplates Callaway Golf licensing the Licensed Mark to CEMV for the purpose of publishing high-quality, golf-related books; and

     E. CEMV desires to obtain the right to use the Licensed Mark and Callaway Golf is willing to license such right to CEMV on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and in the Purchase Agreement as well as for other good and valuable consideration, acknowledged by each of them to be satisfactory and adequate, the parties hereby agree as follows:

     1.  Definitions.
         -----------

         1.1 "Golf Book(s)" shall mean golf-related books, including corresponding video, CD, DVD and audio rights (and future equivalents of each) for each Golf Book.


         1.2 "Licensed Mark" shall mean the two-word mark "Callaway Golf" in the design set forth in Exhibit "A", or in such design as may be amended and adopted by Callaway Golf in its sole discretion from time to time, and incorporated herein by reference.

         1.3 "Net Sales" shall mean gross revenues of CEMV from the Golf Books, minus returns and refunds.

     2.  License.
         -------

         2.1  Grant.  Subject to the terms and conditions hereof, Callaway Golf
              -----
hereby grants to CEMV, and CEMV accepts from Callaway Golf, for the term of this Agreement, a nontransferable, limited license to use the Licensed Mark in connection with Golf Books. The license granted herein shall not be sublicenseable except that CEMV shall have the right to sublicense third-parties the right to publish (including manufacturing and distributing rights) Golf Books created by CEMV.

         2.2  Exclusivity.  During the Initial Term and any Renewal Term of
              -----------
this Agreement (as defined in Sections 10.1.1 and 10.1.2 below), the license granted in this Agreement shall be mutually exclusive, such that neither party hereto may be involved with the publication of any Golf Books (other than the Golf Books using the Licensed Mark as provided in this Agreement) without the prior written consent of the other party, which consent shall be in the sole discretion of such other party. Moreover, during the term of this Agreement Callaway Golf shall not use or license any other party to use the name "Callaway Golf" in connection with the publication of any other books. Notwithstanding, nothing herein shall preclude Callaway Golf from producing and distributing products and materials that are ancillary to its business, including but not limited to catalogues, brochures, calendars, price lists, playing cards, hang tags and promotional materials.

         2.3  Reservation of Rights.  Nothing herein shall be construed to
              ---------------------
grant CEMV the right to use any Callaway Golf mark other than the Licensed Mark. Callaway Golf expressly reserves all rights with respect to all trademarks or service marks that may be owned by it or licensed to it which are not expressly licensed to CEMV under this Agreement.

         2.4  Technical Access.  Callaway Golf grants to CEMV the right to
              ----------------
reasonable access to Callaway Golf technical personnel without charge; provided, however, that such access shall not exceed thirty (30) hours of Callaway Golf personnel time in any one calendar month. All such access shall be coordinated through a single individual identified by Callaway Golf.

         2.5  Termination of All Prior Licenses.  The license to use the
              ---------------------------------
"Callaway Golf" mark which was a part of the Operating Agreement for CEMV dated January 26, 1998 as well as any other license from Callaway Golf to CEMV shall hereby be terminated.

     3.  Quality Standards.
         -----------------

         3.1  Maintenance of Quality.  In the course of publishing the Golf
              ----------------------
Books, CEMV shall not allow the editorial and technical quality of any Golf Book to fall below the editorial and technical quality of the books published by Editions as of the Effective Date hereof, and all Golf Books shall be hard or flexicover, printed on high-quality paper, in color and sold by CEMV to respected and traditional premium market channels (collectively, the "Standards and Specifications"). The Standards and Specifications are designed to ensure that the Golf Books are consistent with the reputation enjoyed by Callaway Golf and the Licensed Mark.

         3.2  Rights of Inspection.  To ensure that the Standards and
              --------------------
Specifications are maintained, Callaway Golf and its authorized agents and representatives shall have the right, upon reasonable notice, to visit CEMV's place(s) of business at all reasonable times and to review the products, advertisements and marketing materials of CEMV.

         3.3  Pre-Production Product Approval.  Prior to commercial production
              -------------------------------
of any Golf Book, CEMV shall provide to Callaway Golf sufficient samples or mock-ups to allow Callaway Golf to evaluate and approve the quality of such Golf Book and the manner of use of the Licensed Mark. CEMV shall not produce or distribute any Golf Book which has not been approved in writing by Callaway Golf as being in compliance with the requirements of Section 3.1, which approval shall not be unreasonably withheld.

         3.4  Production Control.  CEMV shall, from time to time during
              ------------------
production and distribution, upon the request of Callaway Golf, furnish without cost to Callaway Golf a reasonable number of samples of the Golf Books, which samples may be selected at random by Callaway Golf or pursuant to a reasonable sampling procedure specified by Callaway Golf. If Callaway Golf reasonably determines that such samples do not meet the quality standards required in this Agreement, Callaway Golf shall notify CEMV of the deficiencies in such samples and CEMV shall immediately discontinue all production and distribution of such deficient Golf Books until such time as additional samples are approved by Callaway Golf, which approval shall not be unreasonably withheld.

     4.  Ownership of Licensed Mark; Modifications.
         -----------------------------------------

         4.1  Callaway Golf's Ownership Rights.  CEMV acknowledges Callaway
              --------------------------------
Golf's exclusive right, title, and interest in and to the Licensed Mark and acknowledges that nothing herein shall be construed to accord to CEMV any rights in the Licensed Mark except as otherwise expressly so provided. CEMV acknowledges that its use of the Licensed Mark hereunder will not create in it any right, title or interest in the Licensed Mark and that all such use of the Licensed Mark and the goodwill generated thereby will inure to the benefit of Callaway Golf. CEMV warrants and represents with respect thereto as follows:

              4.1.1 CEMV will not at any time challenge Callaway Golf's right, title, or interest in the Licensed Mark or the validity of the Licensed Mark or any registration thereof;

              4.1.2 CEMV will not do or cause to be done or omit to do anything, the doing, causing, or omitting of which would contest or in any way infringe or dilute the rights of Callaway Golf in the Licensed Mark;

              4.1.3 CEMV will not represent that it has any ownership in or rights with respect to the Licensed Mark other than rights conferred by this Agreement; and

              4.1.4 CEMV will not, during the term of this Agreement, use any trademark, service mark, trade name, insignia or logo that infringes or dilutes the rights of Callaway Golf in the Licensed Mark.

         4.2  Changes and Modifications to the Licensed Mark.  CEMV may propose
              ----------------------------------------------
changes to the design portion of the Licensed Mark for adoption and approval by Callaway Golf in Callaway Golf's sole and absolute discretion. The Licensed Mark, as so modified or changed, shall for all purposes be deemed to be the Licensed Mark referred to in this Agreement. Any and all such modifications or changes in said Licensed Mark shall be the sole and absolute property of Callaway Golf, and Callaway Golf shall have the exclusive right to register such modified or changed marks as trademarks and/or service marks.

     5.  Undertakings of CEMV Respecting the Licensed Mark.
         -------------------------------------------------

         5.1  Marking; Compliance with Trademark Laws.  CEMV shall (1) cause
              ---------------------------------------
the appropriate designation "TM," ''SM,'' or the registration symbol "(R)" to be placed adjacent to the Licensed Mark in connection with each use or display thereof and to indicate such additional information as Callaway Golf shall specify from time to time concerning the licensed rights under which CEMV uses the Licensed Mark, and (2) comply with all laws in force from time to time pertaining to CEMV's use of the Licensed Mark.

         5.2  No Use Objectionable to Callaway Golf.  CEMV shall not use the
              -------------------------------------
Licensed Mark on or in connection with any product, signage, display, packaging, or marketing material or in any manner to which Callaway Golf at any time reasonably objects. Except as approved by Callaway Golf in writing, in no event shall CEMV use the Licensed Mark on any book or in any manner which would degrade the reputation of Callaway Golf or its products in any material way.

     6.  Prosecution and Defense of Infringement Claims.
         ----------------------------------------------

         6.1  Notice and Prosecution of Infringement of Marks.  If CEMV becomes
              -----------------------------------------------
aware of any apparent infringement of the Licensed Mark, any petition to cancel any registration of the Licensed Mark, or any attempted use of or any application to register any mark confusingly similar to, or a colorable imitation of, the Licensed Mark, CEMV shall promptly notify Callaway Golf of such infringement, petition, use or application. Callaway Golf shall have the sole right, in its sole discretion, to:

              6.1.1 Institute and prosecute any actions for such infringement of the Licensed Mark;
              6.1.2 Defend any petition to cancel any registration of the Licensed Mark; and

         6.1.3 Oppose any attempted use of or any application to register any mark confusingly similar to, or a colorable imitation of, the Licensed Mark.

         6.1.4 Any damages and costs recovered through such proceedings shall belong exclusively to Callaway Golf, and Callaway Golf shall be solely responsible for all costs and expenses (including attorneys' fees) of prosecuting such actions. CEMV shall provide Callaway Golf with requested assistance in connection with such proceedings, and Callaway Golf shall reimburse CEMV's reasonable, pre-approved, out-of-pocket costs of providing such assistance.

         6.2  Notice and Defense of Third-Party Infringement Claims.  CEMV
              -----------------------------------------------------
shall have primary responsibility for defending against any and all claims charging service mark or trademark infringement involving the use by CEMV of the Licensed Mark. Callaway Golf shall provide CEMV with reasonably requested assistance in connection with such proceedings, and CEMV shall reimburse Callaway Golf's reasonable out-of-pocket costs of providing such assistance. CEMV shall keep Callaway Golf informed of the status of such proceeding and supply Callaway Golf with any requested documents regarding such proceedings. Any expenses, losses, damages, or judgments (including attorneys' fees) in connection with claims alleging service mark or trademark infringement involving the use by CEMV of the Licensed Mark shall be the responsibility of CEMV without any claim against Callaway Golf for any portion thereof. CEMV shall obtain Callaway Golf's approval before entering into any compromise, settlement or stipulation regarding such proceeding, which approval Callaway Golf shall not unreasonably withhold.

         6.3  Callaway Golf's Rights to Defend Infringement Claims.  In the
              ----------------------------------------------------
event CEMV does not within a reasonable period (having due regard for the protection of the Licensed Mark) defend against a claim alleging service mark or trademark infringement involving the use by CEMV of the Licensed Mark, Callaway Golf shall have the right, but shall not be obligated, to defend such claim.
Any expenses, losses, damages, or judgments (including attorneys' fees) in connection with such claims defended by Callaway Golf shall be the sole responsibility of CEMV.

     7.  CEMV Defense and Indemnification of Licensor.  CEMV shall defend,
         --------------------------------------------
indemnify and hold harmless Callaway Golf, its subsidiaries and affiliates, and their respective successors and assigns from all losses, costs, liabilities, damages, claims and expenses of every kind and description, including reasonable attorneys' fees, arising out of or resulting from any act or omission of CEMV relating to the Golf Books, including, but not limited to (1) unfair or fraudulent advertising claims, warranty claims and product defect or liability claims pertaining to the Golf Books (but excluding any such claims which are the result of CEMV's use of information regarding Callaway Golf's products which is provided in writing to CEMV by Callaway Golf) , and (2) claims for unauthorized use or misuse of any patent, trademark, copyright or other proprietary right owned, used or controlled by any third party pertaining to the publishing of the Golf Books.

     8.  Compliance with Laws by CEMV.  In addition to compliance with laws
         ----------------------------
governing service mark and trademark usage as provided in Section 5 hereof, CEMV agrees to comply, and to ensure that its agents comply, in all material respects with all laws governing production, publication and distribution of the Golf Books.

     9.  Royalties.
         ---------

         9.1  Royalty Amount.  In exchange for the license granted above, CEMV
              --------------
agrees to pay to Callaway Golf a royalty in the amount of two percent (2%) of Net Sales during calendar years 1999 through 2003 and five percent (5%) of Net Sales during calendar year 2004 and thereafter ("Royalties").

         9.2  Payment Terms.  Royalties for calendar years 1999 through 2002
              -------------
shall be accrued and are payable by CEMV to Callaway Golf in 2003 with one-half due on June 30, 2003 and the other one-half due on December 31, 2003. Within thirty (30) days after the end of each calendar half year for calendar years 1999 through 2002, CEMV agrees to provide to Callaway Golf an accounting of all Royalties accrued for sales and transfers in the preceding corresponding calendar half year. Such accounting shall include, for each Golf Book, the type and number of units sold or transferred and the Net Sales for such sales and transfers. During calendar year 2003 and thereafter, within thirty (30) days of the end of each calendar half year, CEMV agrees to pay Callaway Golf all Royalties due hereunder for sales and transfers in the preceding corresponding calendar half year. Each payment shall include an accounting setting forth the basis for such a payment, including, for each Golf Book, the type and number of units sold or transferred and the Net Sales for such sales and transfers. If no Royalties are payable for a particular half year, an accounting reflecting no Royalties being payable is still due to be delivered to Callaway Golf within thirty (30) days after the end of each calendar half year. All payments shall be made in U.S. dollars. Royalties for non-U.S. dollar Net Sales revenues shall be converted to U.S. dollars in accordance with the standard accounting procedure used by CEMV with respect to their worldwide sales generally.

         9.3  Audit Right.  Not more than once each calendar year, during
              -----------
normal business hours, Callaway Golf shall have the right, upon five (5) business days' written notice to CEMV, to audit the books of CEMV to confirm the Royalties due hereunder. CEMV agrees to use reasonable efforts to cooperate with Callaway Golf during any audit. In the event the audit shows Royalties to have been underpaid by three percent (3%) or more, the costs of the audit shall be paid by CEMV to Callaway Golf within ten (10) days of demand therefor by Callaway Golf.

     10.  Term and Termination.
          --------------------

          10.1  Term and Renewals.
                -----------------

          10.1.1  Initial Term.  The term of this Agreement shall commence on
                  ------------
the Effective Date and expire on December 31, 2008, unless earlier terminated as provided in this Agreement (the "Initial Term").

          10.1.2  Renewal.  This Agreement shall automatically renew for
                  -------
successive three (3) year terms ("Renewal Terms") so long as CEMV achieves or exceeds during the Initial Term and any Renewal Term the following:

                  (i) CEMV publishes at least two new Golf Books each calendar year beginning in the year 2000 (for purposes of this provision, in the event CEMV publishes more than two Golf Books in any calendar year, CEMV may use such additional published Golf Book(s) toward the two Golf Book minimum only in the calendar year immediately following the calendar year in which such Golf Book(s)were first published); and

                 (ii) CEMV has complied and is in compliance with the terms and conditions of this Agreement in all material respects.

          10.2  Events of Termination.  If any of the following events shall
                ---------------------
occur with respect to CEMV, each such occurrence shall be deemed an "Event of Termination":

                10.2.1  Bankruptcy of CEMV.  The occurrence of a "Bankruptcy"
                        ------------------
with respect to CEMV. For this purpose, "Bankruptcy" means a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy." A "Voluntary Bankruptcy" means the inability of CEMV generally to pay its debts as such debts become due, or an admission in writing by CEMV of its inability to pay its debts generally or a general assignment by CEMV for the benefit of creditors; the filing of any petition or answer by CEMV seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of CEMV or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for CEMV or for any substantial part of its property; or corporate action taken by CEMV to authorize any of the actions set forth above. An "Involuntary Bankruptcy" means without the consent or acquiescence of CEMV, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against CEMV, which petition shall not be dismissed within ninety (90) days, or, without the consent or acquiescence of CEMV, the entering of an order appointing a trustee, custodian, receiver or liquidator of CEMV or of all or any substantial part of the property of CEMV which order shall not be dismissed within sixty (60) days.

                10.2.2  Failure to Meet Minimum Publishing Level.  CEMV fails to
                        ----------------------------------------
publish at least two new Golf Books each calendar year beginning in the year 2000 (for purposes of this provision, in the event CEMV publishes more than two Golf Books in any calendar year, CEMV may use such additional published Golf Book(s) toward the two Golf Book minimum only in the calendar year immediately following the calendar year in which such Golf Book(s)were first published).

                10.2.3  Breach of Agreements.  CEMV fails to perform in
                        --------------------
accordance with any of the material terms and conditions contained in this Agreement.

                10.2.4  Dissolution or Cessation of Business. CEMV is dissolved
                        ------------------------------------
or ceases operations for any reason (other than a merger between CEMV and Editions) for more than twenty (20) consecutive days or thirty (30) days in any twelve (12) month period.

                10.2.5  Change in Management or Ownership.  (i) Nicholas
                        ---------------------------------
Callaway ceases to be personally and directly involved in management of the publishing of the Golf Books, or (ii) a maker or seller or an affiliate of a maker or seller of golf clubs, golf balls or golf-related accessories acquires an ownership interest (other than a non-controlling interest in a publicly held company) in CEMV or a successor to CEMV or in the assets of CEMV or a successor to CEMV.

          10.3  Callaway Golf's Right to Terminate Upon Event of Termination.
                ------------------------------------------------------------
Callaway Golf may, at its option, without prejudice to any other remedies it may have, terminate this Agreement upon occurrence of an Event of Termination by giving written notice of such termination to CEMV as follows:

                10.3.1 Immediately, upon the occurrence of any Event of Termination pursuant to Sections 10.2.1, 10.2.2, 10.2.4 or 10.2.5; or

                10.3.2 After the expiration of thirty (30) days from CEMV's receipt of notice from Callaway Golf of the occurrence of any Event of Termination pursuant to Section 10.2.3, if such Event of Termination is then still uncured.

          10.4  Availability of Injunctive Relief.  CEMV agrees that the remedy
                ---------------------------------
at law of Callaway Golf for any act or event that constitutes an Event of Termination under this Agreement, other than the failure of CEMV to pay any monies when due, will be inadequate and that Callaway Golf shall be entitled to injunctive relief, specific performance or other such equitable relief, and that CEMV shall not urge in any such proceeding that an adequate remedy exists at law.

          10.5  Post-Termination Obligations of CEMV.  Upon the termination of
                ------------------------------------
this Agreement for any reason, all rights of CEMV to use the Licensed Mark shall immediately thereafter cease. CEMV shall not thereafter operate or conduct business under any name or in any manner that might tend to give the general public the impression that this Agreement is still in force, or that CEMV has any right to use the Licensed Mark. Notwithstanding the foregoing, upon termination for any Event of Termination other than that set forth in Section 10.2.3, CEMV and its customers and distributors shall have the right to sell off all Existing Inventory; provided, however, that the obligations of Section 9 shall be applicable to all such sales. For purposes of this section, "Existing Inventory" shall mean both: (1) existing Golf Books in inventory and ready for distribution and sale; and (2) Golf Books which are being produced or to be produced and which CEMV is contractually obligated (at the time of termination) to deliver to a sublicensee, unless such delivery obligation can be terminated without penalty by CEMV.

     11.  Miscellaneous.
          -------------

          11.1  Fees and Expenses.  Each party shall pay all of its own fees and
                -----------------
expenses (including fees and expenses of legal counsel, accountants, investment bankers and other representatives and consultants) in connection with this Agreement and the consummation of the transactions contemplated hereby. If any legal action or other proceeding relating to this Agreement, the agreements contemplated hereby, the transactions contemplated hereby or thereby or the enforcement of any provision of this Agreement or the agreements contemplated hereby is brought against any party, the prevailing party in such action or proceeding shall be entitled to recover all reasonable expenses relating thereto (including attorneys' fees and expenses) from the party against which such action or proceeding is brought in addition to any other relief to which such prevailing party may be entitled.

          11.2  Special Remedies and Enforcement.  Each party recognizes and
                --------------------------------
agrees that a breach by one of the parties ("Breaching Party") of any of the covenants set forth in this Agreement could cause irreparable harm to the other party, that the party's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of any such breach a restraining order or injunction or both may be issued against the Breaching Party in addition to any other rights and remedies which are available to the parties.
If this Section 11.2 is more restrictive than permitted by applicable law, this
Section 11.2 shall be limited to the extent required by such law.

          11.3  Entire Agreement. Modifications.  This Agreement, together with
                -------------------------------
exhibits attached hereto, contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and contains all of the terms and conditions thereof and supersedes all prior agreements and understandings relating to the subject matter hereof. No changes or modifications of or additions to this Agreement shall be valid unless the same shall be in writing and signed by each party hereto.

          11.4  Waivers.  No waiver of any of the provisions of this Agreement
                -------
shall be deemed to be or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any provision of this Agreement shall be binding on the parties hereto unless it is executed in writing by the party making the waiver.

          11.5  Successors and Assigns.
                ----------------------

                11.5.1 This Agreement and all covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the Parties hereto, shall bind and inure to the benefit of the respective successors and assigns of the Parties hereto whether so expressed or not.

                11.5.2 No Party may assign their rights or obligations under this document. Any attempted assignment in violation of this Agreement shall be void and of no effect.

                11.6  Severability.  Whenever possible, each provision of this
                      ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                11.7  Counterparts.  This Agreement may be executed
                      ------------
simultaneously in counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                11.8  Descriptive Headings; Interpretation.  The headings and
                      ------------------------------------
captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word "including" herein shall mean "including without limitation." The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

                11.9  No Third-Party Beneficiaries.  This Agreement is for the
                      ----------------------------
sole benefit of the parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any person, other than the parties and such permitted successors and assigns, any legal or equitable rights hereunder.

                11.10  Exhibits.  All exhibits attached hereto or referred to
                       --------
herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

                11.11  Governing Law.  This Agreement is made and shall be
                       -------------
governed by, and construed and enforced in accordance with, the internal laws of the State of California, without regard to the conflict of laws principles thereof, as the same apply to agreements executed solely by residents of California and wholly to be performed within California. This Agreement shall be interpreted in accordance with and any disputes hereunder governed by the laws of the State of California.

                11.12 Venue; Submission to Jurisdiction. Each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in San Diego County, California, in any action or proceeding arising out of or relating to this Agreement. Each party further agrees that personal jurisdiction over such party may be effected by service of process, and that when so made shall be as if served upon such party personally within the State of California. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

          11.13  Authority.  Each of the persons executing this Agreement
                 ---------
represents and warrants that it is authorized to execute this Agreement and the entity on whose behalf they are signing is bound by the terms hereof.

          11.14  Notices.  All notices, demands or other communications to be
                 -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one day after being sent to the recipient by reputable overnight courier service (charges prepaid), upon machine-generated acknowledgment of receipt after transmittal by facsimile or five (5) days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          To Callaway Golf:  Callaway Golf Company
                             2285 Rutherford Road
                             Carlsbad, CA  92008-8815
                             Attn:  David A. Rane, Executive Vice President,
                                    Administration & Planning, & CFO

          With a copy to:    Callaway Golf Company
                             2285 Rutherford Road
                             Carlsbad, CA  92008-8815
                             Attn:  Steven C. McCracken, Executive Vice President,
                                    Licensing, Chief Legal Officer & Secretary



          To CEMV:           Callaway Editions Media Ventures, LLC
                             c/o Callaway Editions, Inc.
                             70 Bedford Street
                             New York, NY  10014
                             Attn:  Nicholas Callaway, President and Editor-in-Chief

          With a copy to:    Neale M. Albert, Esq.
                             Paul, Weiss, Rifkind, Wharton & Garrison
                             1285 Avenue of the Americas
                             New York, NY  10019-6064

          11.15  No Strict Construction.  The parties have participated jointly
                 ----------------------
in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          11.16  Incorporation of Recitals.  The Recitals to this Agreement are
                 -------------------------
incorporated herein by this referenced with the same force and effect as if set forth in full herein.

          11.17  Brokers.  No broker, finder or investment banker is entitled to
                 -------
any brokerage, finder's or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of any party to this Agreement.

          11.18  No Public Announcement.  Except as otherwise required by law,
                 ----------------------
no party to this Agreement shall make or cause to be made any public announcement or press release with respect to the terms of this Agreement without the prior written approval of the other party hereto, which consent shall not be unreasonably withheld or delayed.

          11.19  Good Faith.  All parties hereto agree to carry out the terms of
                 ----------
this Agreement and to act in good faith with respect to the terms and conditions contained herein before and after the execution hereof.

          11.20  Time is of the Essence.  To the extent a time period is
                 ----------------------
specified in any of the terms, covenants and conditions of this Agreement, time is of the essence.

/   /   /   /   /

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

CALLAWAY GOLF COMPANY,                       CALLAWAY GOLF MEDIA VENTURES,
a California corporation                     LLC, a California limited liability company
                                             which is concurrently herewith changing its
                                             name to CALLAWAY EDITIONS MEDIA
By: /s/ David A. Rane                        VENTURES, LLC
   --------------------------
   David A. Rane
   Executive Vice President, Administration  By:  CALLAWAY EDITIONS, INC.,
   and Planning, and Chief Financial Officer      a Delaware corporation, Member


                                                  By: /s/ Nicholas Callaway
                                                     ---------------------------
                                                     Nicholas Callaway
                                                     President and Editor-in-Chief


                                  EXHIBIT "A"

                            DESIGN OF LICENSED MARK


                              [LOGO APPEARS HERE]

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